                                                                     EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT


                  This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is dated as of the 28th day of July, 2000 by and among Station Casinos, Inc., a Nevada corporation ("Purchaser"), Santa Fe Hotel Inc., a Nevada corporation ("Seller"), and Santa Fe Gaming Corporation ("Parent").

                  WHEREAS, the parties hereto entered into that certain Asset Purchase Agreement, dated as of June 12, 2000 (the "Agreement"; terms used herein without definition shall have the meanings ascribed thereto in the Agreement), in which Purchaser agreed to purchase, and Seller agreed to sell, substantially all of the assets comprising the Santa Fe Hotel & Casino in Las Vegas, Nevada;

                  WHEREAS, the Agreement provides that it may be terminated at any time after July 31, 2000 if Purchaser has not, subject to certain qualifications, loaned $36 million to an affiliate of Seller prior to such date; and

                  WHEREAS, Purchaser, Seller and Parent desire to amend the provisions of Section 12.01(c) of the Agreement to extend the date that such loan must be made.

                  NOW, THEREFORE, BE IT RESOLVED, that the parties hereby agree as follows:

                  1. AMENDMENT. Section 12.01(c) is hereby omitted and replaced in its entirety as follows:

         "at any time after August 4, 2000, by Seller in its sole and absolute discretion, in the event that $36,000,000, in immediately available funds, has not been delivered by or on behalf of Lender to Borrower in accordance with the Credit Agreement for any reason other than (i) the failure of Borrower to obtain the requisite consents of Ground Lessor or (ii) the failure of Parent or its Affiliates to provide to Borrower funding that together with the proceeds of the Loan will be sufficient to effectuate the release of all Liens upon the Assets and Properties of Borrower; or"

                  2.       MISCELLANEOUS.

                           a. AGREEMENT. Except as specifically and expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall be construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment. This Amendment is made subject to and shall be governed by the terms of the Agreement.

                           b. ENTIRE AGREEMENT. This Amendment, together with the Agreement and the Documents referred to herein or therein or executed in connection herewith or therewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                           c. APPLICABLE LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada.

                           d. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                 STATION CASINOS, INC.


                                                 By:  /s/  GLENN C. CHRISTENSON
                                                     --------------------------
                                                     Name: Glenn C. Christenson
                                                     Title: EVP/CFO/CAO


                                                 SANTA FE HOTEL INC.


                                                 By:  /s/  PAUL W. LOWDEN
                                                     --------------------------
                                                     Name: Paul W. Lowden
                                                     Title: President/CEO


                                                 SANTA FE GAMING CORPORATION

                                                 By:  /s/  PAUL W. LOWDEN
                                                     --------------------------
                                                     Name: Paul W. Lowden
                                                     Title: President/CEO